Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Ameritrust Corporation (the "Company") for the year ending September 30, 2020, I, Seong Y. Lee, Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Annual Report on Form 10-K for the fiscal year ending September 30, 2020, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Annual Report on Form 10-K for the year ending September 30, 2020 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 12, 2021

Ameritrust Corporation

By: /s/ Seong Y. Lee

Seong Y. Lee

Chief Executive Officer (Principal Financial Officer)